                    COMMON STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the 15th day of July, 1998 by and between Proformance Research Organization Inc., a Delaware corporation (the "Company") and Proformance Research Organization Weiner, Inc. and or Vanguard 21st Century Weiner Inc. (the "Investor").

     The Company is conducting an offering of up to 1,000,000 shares (the "COMMON SHARES") of the Common Stock at a price per share of $5.00, offered under Regulation A under the Securities Act of 1933 (the "Act") pursuant to an Offering Statement on Form 1-A, Sec File No. 24-3536-HQ ("the Offering"). On July 4, 1997, the parties entered into a Letter of Intent (the "Letter of Intent") setting forth the terms of an investment in the Company by the Investor in connection with the Offering, under which the Investor agreed to purchase Series "C" Preferred Stock of the Company, at a purchase price of $6.00 per share at or prior to the closing of the Offering. On January 30, 1998, the parties entered into a Subscription Agreement pursuant to the Letter of Intent, (the "Subscription Agreement"). This Agreement is entered into by the parties to modify the term of the Subscription Agreement and the Letter of Intent and to effect the purchase and sale of the shares of Common Stock (the "Common Stock) in the Offering.

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  PURCHASE AND SALE OF STOCK.

     1.1  SALE AND ISSUANCE OF COMMON STOCK.

          (a) At the termination of the Offering period, the Company will notify the Investor of the number of Common Shares sold in the Offering, the number of Common Shares to be sold to the Investor pursuant to this Agreement, and the date of closing sales of shares pursuant to the Offering this Agreement, all pursuant to a notice to be attached hereto as Exhibit A (the "Notice"). The closing of the purchase and sale of Common Shares pursuant to this Agreement (the "Closing") shall take place concurrently with the closing of the sale of shares in the Offering on the date set forth in the Notice (the "CLOSING DATE").

          (b) Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing and the Company agrees to sell and issue to Investor in the Offering and at the Closing the amount of the Company's Common Shares set forth on the Notice at a purchase price of $5.00 per share.

     1.2 CLOSING. The Closing shall take place simultaneously with the closing of the Offering on the same terms and conditions as the Closing of the Offering.

2. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants that:

          2.1 AUTHORIZATION. The Investor has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

          2.2 STATE OF RESIDENCE. For purposes of state securities laws, Investor is a resident solely of the State of South Carolina.

          2.3 DISCLOSURE OF INFORMATION. John C. Weiner Jr., President and controlling shareholder of the Investor, is a member of the Board of Directors of the Company. In such capacity, John C. Weiner Jr. is familiar with the Company's business, financial condition and prospects, and with the terms and merits of the Offering and the purchase of the Common Shares. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering, the offering of the Common Stock and business, properties, prospects and financial condition of the Company.

3.  MISCELLANEOUS.

          3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided hereon, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including any transferees of the Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns ant rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 GOVERNING LAW. This Agreement shall be governed by construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and be performed entirely within Colorado.

          3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified,
(ii) on the next business day after deposit with FedEx or other nationally recognized courier service, delivery charges prepaid, marked for the next day delivery and addressed to the party on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other party (the party's "Address"), (ii) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at its Address or (iv) on the next business day after facsimile transmission to a party to the facsimile number indicated for such party on the signature page hereof or at such other facsimile as such party may designate by ten
(10) days' advance written notice to the other party.

          3.6 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Designation, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived
(either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

          3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable by law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire Agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. This Agreement supersedes the Letter of Intent and the Subscription Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Proformance Research Organization
A Delaware Corporation


By:  /s/ William D. Leary
   ---------------------------------
     WILLIAM D. LEARY, PRESIDENT

Address:  Proformance Research Organization, Inc.
          Attention: William D. Leary, President
          5335 W. 48th Avenue, Suite 200
          Denver, CO 80212

Proformance Research Organization/Weiner, Inc.
and or Vanguard 21st Century Weiner Inc.:

BY:  /S/ John C. Weiner Jr.
   ----------------------------------
      JOHN C. WEINER JR, PRESIDENT

Address:  7468 Anchorage Villa
        -----------------------------
     Hilton Head, SC 29928
-------------------------------------

-------------------------------------